SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2006

Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-11740	84-0872291

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 West Sixth Avenue Lakewood, Colorado 80228

(Address of principal executive offices, including zip code)

303-987-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)          On May 10, 2006, Mesa Laboratories, Inc. appointed John J. Sullivan, Ph.D to the position of President and Chief Operating Officer.  Dr. Sullivan joined Mesa in 2004 as Vice President of Sales and Marketing after 16 years with Varian Inc., a major analytical instrument manufacturer where he served in various capacities in Research and Development, Sales and Marketing Management and in Business Development. Prior to Varian, Dr. Sullivan was with the Food and Drug Administration, where he was involved in the development of laboratory procedures. Dr. Sullivan holds a Bachelor’s degree in Biology and a Ph.D. in Food Chemistry.

Mr. Luke R. Schmieder, Mesa’s current President and CEO, will retain his position as CEO and will assume the newly created position of Chairman of the Board of Directors as of May 10, 2006.  Mr. Schmieder has served as Mesa’s President and CEO since the company’s inception.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

99.1	Press Release issued May 11, 2006 by Mesa Laboratories, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC.

(Registrant)

Date: May 11, 2006	By:	/s/ Luke R. Schmieder

Luke R. Schmieder, President and CEO